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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-105875 of UnitedHealth Group Incorporated and Subsidiaries on Form S-3 of our report dated January 23, 2003, relating to the consolidated financial statements of UnitedHealth Group Incorporated and Subsidiaries as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures), incorporated by reference in the Annual Report on Form 10-K of UnitedHealth Group Incorporated and Subsidiaries for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
July 14, 2003